                                      Amended and Restated Agreement and Declaration of Trust
                                                 as restated through March 9, 1998

             Amended and Restated Agreement and Declaration of Trust
                       (as restated through March 9, 1998)

         AGREEMENT AND DECLARATION OF TRUST made at Palo Alto, California on the
18th day of February, 1993 and amended by the Trustees hereunder.

         WHEREAS the Trustees desire and have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby direct that this Agreement and
Declaration of Trust be filed with the Secretary of The Commonwealth of
Massachusetts and do hereby declare that they will hold all cash, securities and other assets, which they may form time to time acquire in any manner as Trustees hereunder, IN TRUST, and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Trust.

                                    ARTICLE I
                              Name and Definitions

Section 1.  Name
This Trust shall be known as the "American Century California Tax-Free and
Municipal Funds" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2.  Definitions
Whenever used herein, unless otherwise required by the context or specifically provided:

(a)      The "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

(b)      "Trustees" refers to the Trustees of the Trust named in Article IV hereof or elected or appointed in accordance with such Article;

(c)      "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust property belonging to any Series of the Trust (as the context may require) shall be divided from time to time;

(d)      "Shareholder" means a record owner of Shares;

(e)      The "1940 Act" refers to the Investment Company Act of 1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations
         thereunder, all as amended from time to time;

(f)      The term "Commission" shall mean the United States Securities and
         Exchange Commission;

(g)      "Declaration of Trust" shall mean this Agreement and Declaration of
         Trust, as amended or restated from time to time;

(h)      "Bylaws" shall mean the Bylaws of the Trust as amended from time to time;

(i)      "Series Company" refers to the form of registered open-end investment company described in Section 18(f)(2) of the 1940 Act or in any successor statutory provision; and

(j)      "Series" refers to each Series of Shares established and designated under or in accordance with the provisions of Article III. Present and future separate "Series" in the Trust may be referred to as
         "Portfolios" and these terms may be used alternatively in future publications and communications sent to investors.

(k)      "Class" shall have the meaning prescribed in the Multiple Class Plan dated August 1, 1997 as amended from time to time (the "Multiple Class
         Plan").

                                   ARTICLE II
                                Purpose of Trust
The purpose of the Trust is to provide investors a managed investment company registered under the 1940 Act and investing one or more portfolios primarily in securities and debt instruments.

                                   ARTICLE III
                                     Shares

Section 1.  Division of Beneficial Interest
The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, without par value. Subject to the provisions of
Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. No Shares shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions upon termination of the Trust or of such Series made pursuant to
Article VIII, Section 4 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Series from the assets belonging to such Series according to the number of Shares of such Series held of record by each Shareholder on the record date for any dividend or on the date of termination, as the case my be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the
Trust or any Series. The Trustees may from time to time divide or combine the
Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate beneficial interest of the Shares of that Series in the assets belonging to that Series or in any way affecting the rights of Shares of any other Series.

Section 2.  Ownership of Shares
The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each
Series and as to the number of Shares of each Series held from time to time by each.

Section 3.  Investments in the Trust
The Trustees may accept investments in the Trust from such persons, at such times, and on such terms and for such consideration as they from time to time authorize.

Section 4.  Status of Shares and Limitation of Personal Liability
Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the right of said deceased Shareholder under this
Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting , nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 5.  Power of Trustees to Change Provisions Relating to Shares
Notwithstanding any other provision of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of
Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the
Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that
Shareholder approval is not otherwise required by the 1940 Act or other applicable law.

Without limiting the generality of the foregoing, the Trustees may, for the above-stated purposes, amend the Declaration of Trust to:

(a)      create one or more Series of Shares (in addition to any Series already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of particular Series in accordance with such eligibility requirements;

(b)      amend any of the provisions set forth in paragraphs (a) through (i) of
         Section 6 of this Article III;

(c)      combine one or more Series of Shares into a single Series on such terms and conditions as the Trustees shall determine;

(d)      change or eliminate any eligibility requirements for investment in
         Shares of any Series, including without limitation, to provide for the issue of Shares of any Series in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or investment company;

(e)      change the designation of any Series of Shares;

(f)      change the method of allocating dividends among the various Series of
         Shares;

(g)      allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series of Shares; and

(h)      specifically allocate assets to any or all Series of Shares or create one or more additional Series of Shares which are preferred over all other Series of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series.

Section 6.  Establishment and Designation of Series
The establishment and designation of any Series of Shares shall be effective upon resolution by a majority of the then Trustees, setting forth such establishment and designation and the relative rights and preferences of such
Series, or as otherwise provided in such resolution. Such establishment and designation shall be set forth in an amendment to this Declaration of Trust by execution of a new Schedule A to this Declaration of Trust.

Shares of each Series established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Series or as modified by the
Multiple Class Plan, shall have the following rights and preferences:

(a)      Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, shall be so recorded upon the books of account of the Trust, and are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series
         (collectively "General Assets"), the Trustees shall allocate such
         General Assets to, between or among any one or more of the Series in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Assets to, between or among any one or more of the Series in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b)      Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular
         Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the
         Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a
         Series are herein referred to as "liabilities belonging to" that
         Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustee shall be conclusive and binding upon the holders of all Series for all purposes. Under no circumstances shall the assets allocated or belonging to any particular Series be charged with liabilities attributable to any other Series. All persons who have extended credit which has been allocated to particular Series, or who have a claim or contract which has been allocated to any particular
         Series, shall look only to the assets of that particular Series for payment of such credit, claim, or contract.

(c)      Income, Distributions, and Redemptions. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. Notwithstanding any other provision of this Declaration, including, without limitation, Article VI, no dividend or distribution (including, without limitation, Article VI, any distribution paid upon termination of the Trust or of any Series)
         with respect to, nor any redemption or repurchase of, the Shares of any
         Series shall be effected by the Trust other than from the assets belonging to such Series, nor, except as specifically provided in
         Section 7 of this Article III, shall any Shareholder of any particular
         Series otherwise have any right or claim against the assets belonging to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.

(d)      Voting. All Shares of the Trust entitled to vote on a matter shall vote separately by Series. That is, the Shareholders of each Series shall have the right to approve or disapprove matters affecting the Trust and each respective Series as if the Series were separate companies. There are, however, two exceptions to voting by separate Series. First, if the 1940 Act requires all Shares of the Trust to be voted in the aggregate without differentiation between the separate Series, then all
         Series shall vote together. Second, if any matter affects only the interests of some but not all Series, then only such affected Series shall be entitled to vote on the matter.

(e)      Equality. All the Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series
         (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that
         Series.

(f)      Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(g)      Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

(h)      Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series into assets and liabilities belonging to a single Series.

(i)      Elimination of Series. At any time that there are no Shares outstanding of any particular Series previously established and designated, the
         Trustees may amend this Declaration of Trust to abolish that Series and to rescind the establishment and designation thereof, such amendment to be effected in the manner provided pursuant to Section 5 of this
         Article III.

Section 7.  Indemnification of Shareholders
In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reasons, the
Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability.

                                   ARTICLE IV
                                  The Trustees

Section 1.  Number, Election and Tenure
The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three nor more than
15. The Trustees may by vote of a majority of the remaining Trustees fill vacancies in the Trustees or remove Trustees with or without cause by vote of a majority of the Trustees who are "non-interested" persons (as defined in the
1940 Act) if the Trustee to be removed is a "non-interested" Trustee, or by vote of the Trustees who are "interested persons" if the Trustee to be removed is an
"interested" Trustee. Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor, except, that Trustees who are not "interested persons" or employees of American Century Companies, Inc. and its affiliates shall retire at the end of the calendar year in which they shall have reached the age of seventy-five (75) years. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the
Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.

Section 2.  Effect of Death, Resignation, etc. of a Trustee
The death, declination, resignation, retirement, removal, or incapacity of the
Trustees, or any of them, shall not operate to annual the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.
Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section 1 the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.
A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of such vacancy. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one disinterested Trustee being able to appoint additional Trustees to fill vacancies, the Trust's investment advisor or investment advisors jointly, if there is more than one, are empowered to appoint new Trustees.

Section 3.  Powers
Subject to the provisions of this Declaration of Trust, the business of the
Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this
Declaration of Trust providing for the regulation and management of the affairs of the Trust any may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; they may fill vacancies in or reduce the number of Trustees, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of
Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or Shareholder servicing agent, or principal underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

Without limiting the foregoing, the Trustees shall have power and authority:

(a)      to invest and reinvest cash, to hold cast uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all persons, including, without limitation, states, territories, and possessions of the United States and the District of
         Columbia and any political subdivision, agency, or instrumentality of the U.S. Government, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the
         United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in
         "when issued" contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations, or corporations to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(b)      to sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

(c)      to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the
         Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the
         Trustees shall deem proper;

(d)      to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(e)      to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

(f)      to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer;
         and to pay calls or subscriptions with respect to any security held in the Trust;

(g)      to join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(h)      to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(i)      to enter into joint ventures, general or limited partnerships and any other combinations or associations;

(j)      to borrow funds or other property;

(k)      to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l)      to purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the
         Shareholders, Trustees, officers, employees, agents, investment advisors, principal underwriters, or independent contractors of the
         Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment advisor, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability; and

(m)      to pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4.  Payment of Expenses by the Trust
The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment advisor or manager, principal underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 5.  Payment of Expenses by Shareholders
The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer,
Shareholder servicing or similar agent, an amount fixed from time to time by the
Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 6.  Ownership of Assets of the Trust
Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

Section 7.  Service Contracts
(a)      Subject to such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series with American Century
         Investment Management, Inc. or any other corporation, trust, association or other organization (the "Advisor"); and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Advisor to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments.

(b)      The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares of any, some, or all of the Series. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms as the Trustees may determine.

(c)      The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trust, associations, or other organizations, appointing it or them the transfer agent(s) and/or shareholders servicing agent(s) for the Trust or one or more of the
         Series. Specifically, the Trustees are empowered to contract or join with other investment companies managed by the Trust's investment advisor to have transfer agency and/or shareholder servicing activities performed jointly by such investment companies and their employees with an appropriate allocation between the investment companies of the costs and expenses of providing such services. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws or stipulated by resolution of the Trustees.

(d)      The fact that:

         (i)      any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, advisor, principal underwriter, distributor or
                  affiliate or agent of or for any corporation, trust,
                  association, or other organization, or for any parent or
                  affiliate of any organization with which an advisory or
                  management contract, or principal underwriter's or
                  distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate
                  thereof, is a Shareholder or has an interest in the Trust, or that

         (ii)     any corporation, trust, association or other organization with which an advisory or management contract or principal
                  underwriter's or distributor's contract, or transfer,
                  Shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's
                  contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts,
                  associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                    ARTICLE V
                    Shareholders' Voting Powers and Meetings

Section 1.  Voting Powers
Subject to the provisions of Article III, Section 6(d), the Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article
IV, Section 1, (ii) to the same extent as the stockholders of a California business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (iii) with respect to the termination of the Trust or any Series to the extent and as provided in Article
VIII, Section 4, and (iv) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. A Shareholder of each Series shall be entitled to one vote for each dollar of net asset value per
Share of such Series, on any matter on which such Shareholder is entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. All references in this Declaration of Trust or the Bylaws to a vote of, or the holders of, a percentage of Shares shall mean a vote of or the holders of that percentage of total votes representing dollars of net asset value of a Series or of the Trust, as the case may be. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no
Shares of a Series are outstanding, the Trustees may exercise all rights of
Shareholders of that Series with respect to matters affecting that Series, take any action required by law, this Declaration of Trust or the Bylaws to be taken by the Shareholders.

Section 2.  Voting Power and Meetings
Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the
Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of
Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the
Bylaws, a written waiver thereof, executed before or after the meeting by such
Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 3.  Quorum and Required Vote
Except when a larger quorum is required by applicable law, by the Bylaws or by this Declaration of Trust, forty percent (40%) of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more
Series is to vote as a single class separate from any other Shares which are to vote on the same matters as a separate class or classes, forty percent (40%) of the Shares of each such Series entitled to vote shall constitute a quorum at a
Shareholders' meeting of that Series. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of Article III, Section 6(d), when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by applicable law.

Section 4.  Action by Written Consent
Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this
Declaration of Trust or by the Bylaws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5.  Record Dates
For the purpose of determining the Shareholders of any Series who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than 75 days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the
Shareholders of any Series who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this section shall be construed as precluding the
Trustees from setting different record dates for different Series.

Section 6.  Additional Provisions
The Bylaws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI
                 Net Asset Value, Distributions, and Redemptions

Section 1.  Determination of Net Asset Value, Net Income, and Distributions
Subject to Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted resolution of the Shares of any Series or net income attributable to the Shares of any Series, or the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.

Section 2.  Redemptions and Repurchases
The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as determined in accordance with the
Bylaws and applicable law, next determined under the 1940 Act. Payment for said
Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the
New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission, during periods when trading on the
Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees.

Section 3.  Redemptions at the Option of the Trust
The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this
Article VI: (i) if at such time such Shareholder owns Shares of any Series having an aggregate net asset value of less than an amount, not to exceed
$1,000, determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage determined from time to time by the Trustees of the outstanding Shares of the Trust or of any Series.

                                   ARTICLE VII
              Compensation and Limitation of Liability of Trustees

Section 1.  Compensation
The non-interested Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2.  Limitation of Liability
The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the
Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or
Trustee shall not be personally liable thereon.

Section 3.  Indemnification
The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase insurance for and to provide by resolution or in the Bylaws for indemnification out of Trust assets for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he becomes involved by virtue of his capacity or former capacity with the Trust. The provisions, including any exceptions and limitations concerning indemnification, may be set forth in detail in the Bylaws or in a resolution of the Trustees.

                                  ARTICLE VIII
                                  Miscellaneous

Section 1.  Trustees, Shareholders, etc. Not Personally Liable; Notice
All persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular Series, only to the assets belonging to the relevant Series, for payment under such credit, contract or claim; and
neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason or wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by an officer or officers or otherwise may include a notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and may recite that the note, bond, contract, instrument, certificate, or undertaking was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series for the benefit of which the Trustees have caused the note, bond, contract instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or
Trustees or officer or officers or Shareholders or any other person individually.

Section 2.  Trustee's Good Faith Action, Expert Advice, No Bond or Surety
The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The
Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 3.  Liability of Third Persons Dealing with Trustees
No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the
Trust or upon its order.

Section 4.  Termination of Trust or Series
Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least two-thirds (66-2/3%) of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders.
Any Series may be terminated at any time by vote of at least two-thirds
(66-2/3%) of the Shares of that Series or by the Trustees by written notice to the Shareholders of that Series.

Upon termination of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series (or the applicable Series, as the case may
be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets belonging, severally, to each Series
(or the applicable Series, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series or the applicable Series, as the case may be), to the Shareholders of that Series, as a Series, ratably according to the number of Shares of that Series held by the several Shareholders on the date of termination.

Section 5.  Merger and Consolidation
The Trustees may cause the Trust or one or more of its Series to be merged into or consolidated with another Trust or company or the Shares exchanged under or pursuant to any state or Federal statute, if any, or otherwise to the extent permitted by law. Such merger or consolidation or share exchange must be authorized by vote of a majority of the outstanding Shares of the Trust as a whole or any affected Series, as may be applicable; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation.

Section 6.  Filing of Copies, References, Headings
The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may relay on a copy certified by an officer of the Trust to be a copy of this instrument, or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like
"herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 7.  Applicable Law
This Agreement and Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of
Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Section 8.  Amendments
This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees.

Section 9.  Trust Only
It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a trust. Nothing in this Agreement and Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 10.  Use of the Name "Benham" and "American Century"
American Century Services Corporation ("ACSC") has consented to the use by the
Trust of the identifying words or names "Benham" and "American Century" in the names of the Trust and/or its various Series. Such consent is conditioned upon the employment of ACSC, its successors or any affiliate thereof, as the
Advisor/Investment Manager of the Trust. As between the Trust and itself, ACSC controls the use of the name of the Trust insofar as such name contains "Benham"
and/or "American Century". The name or identifying words "Benham" and/or
"American Century" may be used from time to time in other connections and for other purposes by ACSC or its affiliated entities. ACSC may require the Trust to cease using "Benham" or "American Century" in the name of the Trust if the Trust ceases to employ, for any reason, ACSC, an affiliate, or any successor as
Advisor/Investment Manager of the Trust.

         IN WITNESS WHEREOF, a majority of the Trustees as aforesaid do hereto set their hands this 9th day of March, 1998, as an amendment and restatement of that Agreement and Declaration of Trust originally executed on the 18th day of
February, 1993.

Trustees of the American Century California Tax-Free and Municipal Funds

                                          3/9/98                                                       3/9/98
Albert A. Eisenstat                       Date               Kenneth E. Scott                          Date

                                          3/9/98                                                       3/9/98
Ronald J. Gilson                          Date               Isaac Stein                               Date

                                          3/9/98                                                       3/9/98
William M. Lyons                          Date               James E. Stowers III                      Date

                                          3/9/98                                                       3/9/98
Myron S. Scholes                          Date               Jeanne D. Wohlers                         Date

             Amended and Restated Agreement and Declaration of Trust
                         (restated as of March 9, 1998)

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

-------------------------------------------------- ------------ ----------------
                                                                     Date of
Series                                             Class          Establishment
-------------------------------------------------- ------------ ----------------
-------------------------------------------------- ------------ ----------------
California Tax-Free Money Market Fund              Investor         11/9/1983
-------------------------------------------------- ------------ ----------------
California Municipal Money Market Fund             Investor         12/31/1990
-------------------------------------------------- ------------ ----------------
California Limited-Term Tax-Free Fund              Investor          6/1/1992
-------------------------------------------------- ------------ ----------------
California Intermediate-Term Tax-Free Fund         Investor         11/9/1983
-------------------------------------------------- ------------ ----------------
California Long-Term Tax-Free Fund                 Investor         11/9/1983
-------------------------------------------------- ------------ ----------------
California Insured Tax-Free Fund                   Investor         12/30/1986
-------------------------------------------------- ------------ ----------------
California High-Yield Municipal Fund               Investor         12/30/1986
-------------------------------------------------- ------------ ----------------

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.

Trustees of the American Century California Tax-Free and Municipal Funds

                                          3/1/99                                                 3/1/99
Albert A. Eisenstat                       Date         Kenneth E. Scott                          Date

                                          3/1/99                                                 3/1/99
Ronald J. Gilson                          Date         Isaac Stein                               Date

                                          3/1/99                                                 3/1/99
William M. Lyons                          Date         James E. Stowers III                      Date

                                          3/1/99                                                 3/1/99
Myron S. Scholes                          Date         Jeanne D. Wohlers                         Date

*By                                       Date: March 1, 1999
    Charles C.S. Park, Esq.
    Pursuant to Power of Attorney dated December 18, 1998